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                                                                    EXHIBIT 99.1



                            RESTRUCTURING AGREEMENT



     This RESTRUCTURING AGREEMENT is made this 24th day of September, 1997 by and between HALSTEAD ENERGY CORP. ("Halstead"), INFINITY INVESTORS LIMITED (the "Investor"), CLAIRE E. TARRICONE ("C. Tarricone"), ANTHONY J. TARRICONE ("A. Tarricone"), JOSEPH A. TARRICONE ("J. Tarricone," and together with C. Tarricone and A. Tarricone, the "Tarricones").

     WHEREAS, pursuant to a certain Offshore Securities Subscription Agreement dated as of May 31, 1996, Halstead issued and sold to the Investor, and the Investor purchased, 580,646 shares of Halstead's Series B 8% Cumulative Convertible Redeemable Preferred Stock (the "Series B Preferred Stock");

     WHEREAS, Halstead and the Investor have entered into a letter of intent dated May 19, 1997 regarding, among other matters, the proposed terms of a restructuring of the shares of Series B Preferred Stock owned by the Investor and the modification of the terms of the Series B Preferred Stock; and

     WHEREAS, the Tarricones are the holders of Options to purchase an aggregate of 1,000,000 shares of Halstead's Common Stock having an exercise price of $.3125 per share (the "Tarricone Options") and are willing to transfer to the Investor or other third parties all or a portion of the Tarricone Options upon the occurrence of the events described herein.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. Recapitalization of Series B Preferred Stock. The Investor represents and warrants that, as of the date hereof, it is the record and beneficial owner of 567,085 shares of Series B Preferred Stock (the "Investor Shares") free and clear of any liens, claims, options or other encumbrances. As of the date hereof, accrued and unpaid dividends on the Series B Preferred Stock aggregated $467,813.91 and Halstead was indebted to the Investor in an additional amount of $78,252.20. With respect to the Investor Shares, the Investor and Halstead agree as follows:

        (a) In exchange for 77,419 shares of Series B Preferred Stock together with all accrued and unpaid dividends on such shares, and the other amounts owing hereunder, Halstead agrees to issue, and the Investor agrees to accept, a $600,000 principal amount 12% Subordinated Note in the form of Exhibit A hereto (the "Note");

        (b) With respect to the balance of the 560,126 Investor Shares (the "Remaining Investor Shares"), the Investor and Halstead hereby agree to amend the Certificate to Set Forth Designations, Voting Powers, Preferences, Limitations, Restrictions and Relative Rights of Series B 8% Cumulative Convertible Redeemable Preferred Stock, $.001 par value (the



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"Certificate of Designation") to provide, among other things, (i) a fixed
Conversion Price (as defined in the Certificate of Designation) of $2.00 per share of Series B Preferred Stock, (ii) a removal of certain limitations on the rights of the holders of the Series B Preferred Stock to convert such shares into Halstead's Common Stock and (iii) an increase in the dividend rate of the Series B Preferred Stock on the Stated Value (as defined in the Certificate of Designation). As so amended, the Certificate of Designation shall read in its entirety as set forth in Exhibit B hereto.

     2. Registration.

        (a) Definitions. The following definitions shall apply with respect to this Agreement and to a registration (a "Registration") pursuant to this
Section 2:

            (i) "Conversion Shares" shall mean shares of Halstead's Common Stock issuable upon conversion of the Remaining Investor Shares.

            (ii) "Dividend Shares" shall mean shares of Halstead's Common Stock issuable in lieu of cash dividends on the Remaining Investor Shares.

            (iii) "Option Shares" shall mean shares of Halstead's Common Stock issuable upon exercise of the Tarricone Options.

            (iv) "Public Offering" shall mean a public offering of equity securities of Halstead pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the offer and sale of equity securities of Halstead to the public.

            (v) The term "Registrable Shares" shall mean the Conversion Shares, the Dividend Shares and the Option Shares and any securities issued or issuable with respect to such securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. Registrable Shares shall cease to be Registrable Shares when they may be sold under Rule 144(k) and all requisite steps have been taken to remove any legends or restrictions on transfer under the Securities Act with respect to such Registrable Shares; provided, however, that Registrable Shares which are subject to the Option shall not cease to be Registrable Shares unless the transfer pursuant to the exercise of the Option can be made under Rule 144(k).

            (vi) The term "Registration Statement" shall mean any registration statement of Halstead that covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the prospectus included therein, any amendment or supplement thereof, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.



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            (vii) The term "SEC" shall mean the United States Securities and
Exchange Commission or any successor thereto.

        (b) Agreement to Register Conversion Shares. Within seven (7) business days after the closing of the transactions contemplated by this Agreement, Halstead shall prepare and file with the SEC a Registration Statement covering the resale of the Conversion Shares and use its commercially reasonable efforts to cause such Registration Statement to become effective not later than October 15, 1997. In this regard, Halstead shall respond to any SEC comments within three (3) business days after the date of receipt thereof; provided however, that in the event that any SEC response involves or requires the input of any third party, including Goldman & Murphy LLP, and such input is not received by the SEC within such three (3) business day period, the SEC response time shall be extended for up to an additional (i) fifteen (15) business days in the event that such SEC comments relate, in whole or in part, to Halstead's audited financial statements for the fiscal year ended August 31, 1996 and (ii) five
(5) additional business days in all other cases. In the event that such Registration Statement shall not have been declared effective on or before October 15, 1997, within seven (7) business days after October 15, 1997, the Company shall prepare and file an amendment to the Registration Statement containing such unaudited interim financial statements as shall be necessary to permit the Registration Statement to become effective and the Conversion Shares to be sold thereunder; provided, however, that in the event that any such amendment involves or requires the input of Goldman & Murphy LLP, and such involvement or input is not received within seven (7) business days, the time period within which to file an amended Registration Statement shall be extended for up to an additional eight (8) business days.

     The offering contemplated by this Section 2(b) may be, at the option of a majority (by number of securities) of the holders of the Conversion Shares so included, an underwritten offering and the underwriter or underwriters thereof shall be selected by the holders of at least a majority (by number of securities) of the Registrable Shares as to which registration has been requested who shall be reasonably acceptable to Halstead.

     (c) Piggyback Registration of Dividend Shares.

         (i) If Halstead at any time after the second anniversary of the effective date of the Registration Statement referred to in Section 2(b) hereof proposes to register any of its shares of Common Stock under the Securities Act (other than on Form S-4 or Form S-8 or other comparable form or pursuant to an exchange offer or other offering of securities solely to Halstead's shareholders), Halstead shall give written notice to the Investor of its intention to effect such registration within ten (10) days after making such determination, and upon the request of the Investor delivered to Halstead within twenty (20) days after giving of such notice (which request shall specify the number of Registrable Shares relating to Dividend Shares intended to be disposed of by the Investor and the intended method of disposition thereof), Halstead shall use its commercially reasonable efforts to cause such Registrable Shares relating to Dividend Shares to be included in such registration.




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         (ii) In the event that a registration  pursuant to this Section 2(c)
is for a Public Offering involving an underwriting, Halstead shall so advise the Investor. In such event, the right of the Investor to registration pursuant to this Section 2(c) shall be conditioned upon the approval of the managing underwriter and the inclusion of the Dividend Shares in the underwriting shall be subject to the following conditions: (A) the Investor shall enter into an underwriting agreement in customary form with the managing underwriter selected by Halstead; (B) if the managing underwriter advises Halstead in writing (with a copy to each holder of Registrable Shares) that marketing factors require a limitation of the number of Dividend Shares to be underwritten, the number of Dividend Shares shall be reduced to the number which Halstead is so advised can be sold in such offering, pro rata among the holders on the basis of the number of Registrable Shares held (or then acquirable) by such holders, provided that no other holders of registration rights granted after the date hereof shall have their shares included in such Registration Statement unless all of the Registrable Shares relating to Dividend Shares shall be so included and, provided, further, that the holders of Dividend Shares shall have priority to all shares sought to be included by officers and directors of Halstead as well as holders of ten percent (10%) or more of the Halstead Common Stock; and (C) if the Investor disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to Halstead, in which case, the Dividend Shares shall not be transferred in a public distribution prior to 90 days after the effective date of such Registration Statement, or a shorter period (if permitted by the managing underwriter), in each case as requested in writing by the managing underwriter.

     (d) Mandatory Registration of the Dividend Shares. At any time after the second anniversary of the effective date of the Registration Statement referred to in Section 2(b), upon the written request of the Investors owning not less than a majority of the Dividend Shares, Halstead shall use its commercially reasonable efforts to effect the registration of all Dividend Shares then issued as soon as practicable, but no later than 90 days after the request for registration pursuant to this Section 2(d); provided, however, that such period may be extended or delayed by Halstead for one period of up to 45 days if, upon the advice of counsel at the time such Registration Statement is required to be filed, or at the time Halstead is required to exercise its commercially reasonable efforts to cause such Registration Statement to become effective, such delay is advisable and in the best interests of Halstead because of the existence of non-public material information, or to allow Halstead to complete any pending audit of its financial statements. The right to demand registration pursuant to this Section 2(d) shall terminate after two Registration Statements prepared pursuant to this Section 2(d) have been declared effective.

     (e) Provisions Applicable to Registration. The following provisions shall apply, as applicable, in connection with the Registrable Shares to be included in the Registration Statement pursuant to this Section 2:

         (i) the Investor, if reasonably requested by the underwriter with respect to any Public Offering, shall agree not to sell, make any short sale of, loan, grant any options for the purchase of, or otherwise dispose of any Registrable Shares (other than those included in the Registration) without the prior written consent of such underwriters, as the case





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may be, for such period of time (not to exceed one hundred twenty (120) days), from the effective date of such Registration Statement, or the commencement of the offering, as applicable, as may be requested by the underwriters;

         (ii) Halstead shall prepare the Registration Statements utilizing, the information set forth on Annex A attached hereto and such other information provided to Halstead in writing by the Investor and shall not thereafter amend the portion of the Registration Statement containing such information without the Investor's consent, which consent shall not be unreasonably withheld or delayed.

         (iii) the Investor shall promptly provide Halstead upon written request therefrom with such non-confidential and non-proprietary information as it shall reasonably request and that is available to the Investor and necessary in order to prepare the Registration Statement;

         (iv) all reasonable and necessary expenses in connection with the preparation of the Registration Statements contemplated by Sections 2(b) and 2(c) hereof and the first Registration Statement prepared pursuant to Section 2(d), including, without limitation, any and all legal, accounting and filing fees (but not including fees and disbursements of experts, counsel, personnel and other persons retained by the Investor or underwriting discounts and commissions to be paid by the Investor) shall be borne by Halstead; the Investor shall bear all such fees, costs and expenses for any other registrations;

         (v) Halstead shall use its commercially reasonable efforts to effect such Registration permitting the sale of such Registrable Shares in accordance with the intended method or methods of distribution thereof, and pursuant thereto, Halstead shall as expeditiously as possible:

             (1) prepare and file with the SEC a Registration Statement by the date required herein (the "Required Effectiveness Date") relating to the applicable registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Shares in accordance with the intended method or methods of distribution thereof and use its commercially reasonable efforts to cause such Registration Statement to become effective and keep such Registration Statement effective in accordance with Section 2(e)(v)(2) below; provided, however that before filing such Registration Statement or any amendments thereto, Halstead will furnish to the counsel selected by the holders of Registrable Shares which are to be included in such registration, copies of all such documents proposed to be filed;

             (2) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration effective until all such Registrable Shares are sold or otherwise cease to be Registrable Shares (the "Registration Maintenance Period"); cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed



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     pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof as set forth in such Registration Statement or supplement to the prospectus; provided, however that Halstead may, from time to time, request that the holders of the Registrable Shares immediately discontinue the disposition of the Registrable Shares for a period not to exceed thirty consecutive days or an aggregate of seventy five (75) days in any year if Halstead determines, in the good faith exercise of its reasonable business judgment, that the offering and disposition of the Registrable Shares could materially interfere with bona fide financing, acquisition or other material business plans of Halstead or would require disclosure of non-public information, the premature disclosure of which could materially and adversely affect Halstead (it being acknowledged that Halstead is not required to disclose in such request any such transaction, plan or non-public information), so long as Halstead promptly after the disclosure of such transaction, plan or non-public information complies with this section 2(e)(v)(2).

          (3) notify the Investor and the underwriter, if any, promptly, and (if requested by any such person) confirm such advice in writing, (A) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus or for additional information,
     (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by Halstead of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation of any proceedings for such purpose and (E) subject to the proviso below, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, subject to
     Section 2(e)(v)(2) above, at the request of any such person, prepare and furnish to such person a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; provided, however, Halstead need not disclose the event if it otherwise has not disclosed such event to the public.

          (4) if requested by the Investor or the underwriters, if any, promptly incorporate in a prospectus supplement or post-effective amendment such information as the underwriter and the Investor agree should be included therein relating





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          to the plan of distribution with respect to such Registrable Shares, including, without limitation, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Shares to be sold in such offering; and make all required filings of such prospectus supplements or post-effective amendments as soon as notified of the matters to be incorporated in such prospectus supplements or post-effective amendments;

               (5) deliver to the Investor and the underwriters, if any, without charge, as many copies of the prospectus (including each preliminary prospectus) in conformity with the requirement of the Securities Act and any amendments or supplements thereto as such persons may reasonably request and such other documents as they may reasonably request to facilitate the prior sale or other disposition of such Registrable Shares;

               (6) prior to any Public Offering of Registrable Shares, register or qualify or cooperate with the Investor, or the underwriters, if any, in connection with the registration or qualification of such Registrable Shares for offer and sale under the securities or blue sky laws of such jurisdictions as the Investor or underwriters, if any, reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Shares covered by the Registration Statement; provided, however, that Halstead shall not be required to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or would subject Halstead to any tax in any such jurisdiction where it is not then so subject or would require the directors, officers or employees of Halstead to agree to a lock-up or to escrow their shares or to relinquish any options or other rights to purchase shares; and provided, further, that Halstead shall not be required to expend more than $20,000 for registration fees in connection with any single offering contemplated by this Section 2; and

               (7) with a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of Registrable Shares to the public without registration, during such time as a public market exists for its equity securities, Halstead agrees to:

                    a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the Registration Statement;

                    b) use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of Halstead under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act")(at any time after it has become subject to such reporting requirements);




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                    c) furnish to the Investor forthwith upon the Investor's
          request a written statement by Halstead as to Halstead's compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of Halstead and such other reports and documents of Halstead as the Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing a holder to sell any such securities without registration; and

               (8) list all Registrable Shares covered by such Registration Statement on any securities exchange or automated quotation service on which any of the Registrable Shares are then listed.

          (vi) Notwithstanding the provisions of this Section 2 to the contrary
Halstead:

               (1) may require the Investor to furnish to Halstead such information regarding the distribution of such securities as Halstead may from time to time reasonably request; and

               (2) The Investor will covenant that the Investor has not taken, and will not take, directly, or indirectly, any action designed, or which might reasonably be expected, to violate applicable law; and

          (vii) the Investor agrees by acquisition of such Registrable Shares that, upon receipt of the request referred to in the proviso of Section 2(e)(v)(2) or of any notice from Halstead of the happening of any event of the kind described in Section 2(e)(v)(3) hereof (other than as provided in Section 2(e)(v)(3)(A) hereof), the Investor shall forthwith discontinue disposition of Registrable Shares until it is advised in writing by Halstead that the use of the prospectus may be resumed, and has received copies of any additional or supplemental documents or filings that are incorporated by reference in the prospectus, and, if so directed by Halstead, the Investor shall deliver to Halstead (at Halstead's expense) all copies other than permanent file copies then in the Investor's possession, of the prospectus covering such Registrable Shares current prior to the time of receipt of such notice.

     (f)  Indemnification.

          (i) In the event of a registration or qualification of any Registrable Shares under the Securities Act pursuant to the provisions of this
Section 2, Halstead shall indemnify and hold harmless the Investor, the officers and directors of the Investor and each director or officer of any person or entity who controls the Investor, each underwriter of such Registrable Shares and each other person or entity who controls the Investor or such underwriter within the meaning of the Securities Act (collectively, the " Investor Indemnitees"), from and against any and all losses, claims, damages or liabilities, joint or several, to which any of the Investor Indemnitees, joint or several, may become subject under the Securities Act or





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the applicable securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered or qualified under the Securities Act, or any amendment or supplement thereto, any preliminary prospectus or final prospectus contained therein, or any supplement thereto, or any document prepared and/or furnished to the Investor incident to the registration or qualification of any Registrable Shares, or (y) the omission or alleged omission to state in any Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (z) any violation by Halstead of the Securities Act or state securities or "blue sky" laws applicable to Halstead and relating to action or inaction required of Halstead in connection with registration or qualification under such state securities or "blue sky" laws, and in each case shall reimburse the Investor Indemnitees for any legal or other expenses reasonably incurred by such the Investor Indemnitees in connection with investigating or defending any such loss, claim, damage or liability (or action in respect thereof); provided, however, that Halstead shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement in reliance upon and in conformity with information furnished to Halstead by such Investor Indemnitees in writing and expressly for use in the Registration Statement; and provided further, that Halstead shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in such Registration Statement, which untrue statement or alleged untrue statement or omission or alleged omission is completely corrected in an amendment or supplement to the Registration Statement and such Investor Indemnitees thereafter fail to deliver or cause to be delivered such Registration Statement as so amended or supplemented prior to or concurrently with the sale of the Registrable Shares to the person asserting such loss, claim, damage or liability (or actions in respect thereof) or expense after Halstead has furnished the Investor with the same.

        (ii) In the event of the registration or qualification of any Registrable Shares under the Securities Act pursuant to the provisions of this
Section 2, Halstead may require, as a condition to including any Registrable Shares in any Registration Statement filed pursuant to this Agreement, and if so required the Investor hereby agrees, that the Investor shall indemnify and hold harmless Halstead, each person who controls Halstead within the meaning of the Securities Act, each officer and director of Halstead and any other selling holder from and against any losses, claims, damages or liabilities to which Halstead, such controlling person, any such officer or director or any other selling holder may become subject under the Securities Act or the applicable securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered or qualified under the Securities Act, or any




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
amendment or supplement thereto, or (y) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with information furnished to Halstead by the Investor in writing and expressly for use in the Registration Statement for use in preparation thereof, and in each case shall reimburse Halstead, such controlling person, each such officer or director and any other selling holder for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability (or action in respect thereof). Notwithstanding the provisions of this subsection 2(f)(ii), no holder of Registrable Shares shall be liable to any person or group of persons in any aggregate amount in excess of the gross proceeds of the sale of Registrable Shares.

        (iii) Promptly after receipt by a person entitled to indemnification under this Section 2(f) (an "Indemnified Party") of notice of the commencement of any action or claim relating to any Registration Statement filed under the provisions of this Section 2 or as to which indemnity may be sought hereunder, such Indemnified Party shall, if a claim for indemnification hereunder in respect thereof is to be made against any other party hereto (an "Indemnifying Party"), give written notice to such Indemnifying Party of the commencement of such action or claim, but the omission so to notify the Indemnifying Party will not relieve such person from any liability that such person may have to any Indemnified Party otherwise than pursuant to the provisions of this Section 2(f) and shall also not relieve the Indemnifying Party of such party's obligations under this Section 2(f), except to the extent that the omission so to notify results in the Indemnifying Party being damaged solely as a result of the failure to give timely notice. In case any such action is brought against an Indemnified Party, and such party notifies an Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled (at such party's own expense) to participate in and, to the extent that the Indemnifying Party may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense, with counsel satisfactory to such Indemnified Party, of such action and/or to settle such action and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than the reasonable cost of investigation; provided, however, that no Indemnifying Party and no Indemnified Party shall enter into any settlement agreement that would impose any liability on such other party or parties without the prior written consent of such other party or parties, unless such other party or parties are fully indemnified to such party's satisfaction, as the case may be, against any such liability.

        (iv) If for any reason the indemnification provided for in this
Section 2 is unavailable to an Indemnified Party or is insufficient to hold it harmless as contemplated by this Section 2, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect to only the relative benefits received by the Indemnified Party and the Indemnifying





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

Party, but also the relative fault of the Indemnified Party and the Indemnifying Party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     3. Option to Purchase Shares. Upon the execution of this Agreement, the Investor shall grant to Sandy Schwartz, David Somerstein, Elizabeth R. Mandel and/or Michael Freiss an option (the "Option") to purchase the Conversion Shares pursuant to an Option Agreement in the form of Exhibit C hereto. The Option shall provide, among other things, (i) an Option exercise price of $2.00 per share, (ii) an Option exercise period of 18 months from the effectiveness of the Registration Statement described in Section 2(b) (the "Effective Date"),
(iii) the expiration of the Option in the event that the holders of the Option fails to purchase at least an aggregate of (A) 250,000 Conversion Shares on or prior to the 90th day following the Effective Date and (B) 400,000 Conversion Shares on or prior to the last day of each succeeding 90 day period commencing 90 days after the Effective Date.

     4.A Failure to Timely Effect Registration or Exercise of the Option. In the event that (i) the Effective Date shall not have occurred on or before December 15, 1997 or (ii) the Option terminates or expires prior to the 18-month anniversary of the Effective Date in accordance with its terms (any such date being referred to herein as the "Trigger Date"), the Tarricones, Halstead and the Investor agree that, in lieu of any further obligations of Halstead and the Tarricones hereunder, the Investor shall have a period of 90 days after the Trigger Date to elect any one of the following compensation alternatives:

         (a) (i) The Investor shall have the right to cause the Tarricones to transfer to the Investor such number of the Tarricone Options (the "Investor Call Option") determined by multiplying the Tarricone Options (net of any options previously transferred pursuant to Section 4B) by a fraction the numerator of which is the number of Conversion Shares subject to the Option on the Trigger Date minus number of Conversion Shares sold or otherwise purchased pursuant to the Option after the Trigger Date and the denominator of which is the total number of Conversion Shares subject to the Option on the date hereof. Upon the transfer of the Tarricone Options but in no event earlier than the second anniversary of the Effective Date, Halstead shall prepare and file with the SEC within thirty (30) days of such second anniversary a Registration Statement covering the resale of the shares of Common Stock issuable upon exercise of the Option Shares and use its commercially reasonable efforts to cause such Registration Statement to become effective within ninety (90) days of the filing thereof. Such registration shall be subject to all of the other terms and conditions set forth in Section 2(e) hereof.

             (ii) Upon exercise of the Investor Call Option and as a condition to the delivery of the Tarricone Options subject to the HW Finance Call Option (defined below), the Certificate of Designation shall be promptly amended to provide that dividends on the shares of Series B Preferred Stock shall cease to accrue upon the exercise of the Investor Call Option in accordance with the form of Certificate of Amendment to the Certificate of Designation set forth on Exhibit D hereto.

     (b) (i) The Investor shall have the right to cause the Tarricones to transfer to the Investor such number of Tarricone Options (the "HW Finance Call Option") determined by multiplying (x) the product of 500,000 and a fraction the numerator of which is the number of Tarricone Options minus the number of Tarricone Options transferred to the Investor in accordance with Section 4B and the denominator of which is the number of Tarricone Options by (y) a fraction the numerator of which is the number of Conversion Shares subject to the Option on the Trigger Date minus the number of Conversion Shares sold or otherwise purchased pursuant to the Option after the Trigger Date and the denominator of which is the total number of Conversion Shares subject to the Option on the date hereof. Upon the transfer of the Tarricone Options subject to the HW Finance Call Option, but in no event earlier than the second anniversary of the Effective Date, Halstead shall prepare and file with the SEC within thirty (30) days of such second anniversary a Registration Statement covering the resale of the shares issuable upon exercise of the Tarricone Options subject to the HW Finance Call Option and use its commercially reasonable efforts to cause such Registration Statement to become effective within ninety (90) days after the filing thereof. Such registration shall be subject to all of the other terms and conditions set forth in Section 2(e) hereof.

         (ii) Upon exercise of the HW Finance Call Option and as a condition to the delivery of the Tarricone Options subject to the HW Finance Call Option, the Certificate of Designation shall be amended to provide that dividends on shares of Series B Preferred Stock shall be reduced to 10% per annum on the Stated Value in accordance with the form of Certificate of Amendment to the Certificate of Designation set forth on Exhibit E hereto.

         (iii) Upon exercise of the HW Finance Call Option and as a condition to the delivery of the Tarricone Options subject to the HW Finance Call Option, the interest rate on the Subordinated Note shall be reduced to 10% and the Investor shall surrender to Halstead the Subordinated Note issued pursuant to this Agreement in exchange for a new Subordinated Note containing identical terms but reflecting the amended interest rate.

     4.B Failure to Timely Comply with Registration Timetable. In the event that Halstead fails to timely satisfy its obligations set forth in the first paragraph of Section 2(b) hereof (other than the October 15, 1997 Effective
Date) within the time periods specified therein (other than the October 15, 1997 Effective Date), for each such failure which is not cured within five (5) business days' notice of such failure, the Tarricones agree that the Investor shall have the right to cause the Tarricones to transfer to the Investor twenty-five percent (25%) of the Tarricone Options subject to the Investor Call Option. Upon the transfer of all or such other portion of the Tarricone Options but in no event earlier than the second anniversary following the Effective Date, Halstead shall prepare and file with the SEC within thirty (30) days of such second anniversary a Registration Statement covering the resale of the shares of Common Stock issuable upon exercise of the transferred Tarricone Options and use its commercially reasonable efforts to cause such Registration Statement to become effective within ninety (90) days of the filing thereof. Such registration shall be subject to all of the other terms and conditions set forth in Section 2(e) hereof.

     5. Representations, Warranties and Covenants of Halstead. Halstead represents and warrants to, and agrees with, the Investor as follows:

        (a) Halstead is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

        (b) All corporate action on the part of Halstead necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of Halstead hereunder has been taken, and this Agreement constitutes a valid and legally binding obligation of Halstead enforceable in accordance with its terms.

        (c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with or result in a breach by Halstead of any of the terms or provisions of, or constitute a default under, the Articles of Incorporation or By-Laws of Halstead, or any indenture, mortgage, deed of trust or other material instrument to which Halstead is a party or by which it or any of its properties or assets are bound, or any applicable decree, judgment or order of any court, federal or state regulatory body, administrative agency or other governmental body having jurisdiction over Halstead or any of its properties or assets.

        (d) Except as disclosed in Halstead's periodic reports filed pursuant to the requirements of the Exchange Act, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending against Halstead or any of its properties which could reasonably be expected to result in any material adverse change in the business, financial condition or results of operations of Halstead, or which could reasonably be expected to materially and adversely affect the properties or assets of Halstead.

        (e) For a period of 18 months from and after the Effective Date, Halstead shall not issue or grant, or contract to issue or grant, to any of the Tarricones or any other officer or director of Halstead any equity securities of Halstead or options to purchase equity securities of Halstead (or securities convertible, exercisable or exchangeable for equity securities of Halstead) other than (i) securities which are compensatory in nature (i.e., securities or options which are issued or granted at fair market value to compensate individuals for the difference between contractual or other compensation, including reasonable bonuses, which they are actually paid in cash and the amount of any such compensation to which they are entitled but which is not otherwise paid), (ii) securities which such persons purchase from third parties in bona fide arms-length transactions, (iii) securities which such persons purchase for cash from Halstead at fair market value, and (iv) securities outstanding on the date hereof.

        (f) The Company will reserve from its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit issuance of the Conversion Shares, the Dividend Shares and the Option Shares.

        (g) The Company will maintain the listing of its Common Stock on the Nasdaq SmallCap Stock Market so long as it meets the criteria for inclusion thereon and will use its commercially reasonable efforts to comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers, Inc. and such exchanges, as applicable. The Company shall promptly provide to the Investor copies of any notices it receives from Nasdaq regarding the continued eligibility of the Common Stock for listing on Nasdaq.

        (h) On or prior to the date that the SEC declares effective a Registration Statement contemplated by Section 2 hereof, the Company shall promptly secure the listing of the Common Stock to be issued or sold in connection with such Registration Statement on any national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall use commercially reasonable efforts to maintain, so long as any other shares of Common Stock shall be so listed, such listings of all such shares.

        (i) Upon conversion of the Investor Shares in accordance with the terms of the Series B Preferred Stock, and/or exercise of any Option in accordance with the terms hereof, the Company will, and will use its commercially reasonable efforts to cause the transfer agent to, issue one or more certificates representing shares of Common Stock in such name or names and in such denominations specified by the Investor in a notice of conversion or notice of exercise, as the case may be, in accordance with the terms of this Agreement and the Option. As long as any such Registration Statement shall remain effective, the shares covered thereby shall be issued to any transferee of such shares from the Investor without restrictive legend.

     6. Representations, Warranties and Covenants of the Tarricones. Each of the Tarricones represents and warrants to, and agrees with, the Investor as follows:

        (a) All action on the part of each of the Tarricones necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of each of the Tarricones hereunder has been taken, and this Agreement constitutes a valid and legally binding obligation of each of the Tarricones enforceable against each of them in accordance with its terms.

        (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with or result in a breach by any of the Tarricones of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other material instrument to which any of the Tarricones is a party or by which any of the Tarricones is bound, or any applicable decree, judgment or order of any court, federal or state regulatory body, administrative agency or other governmental body having jurisdiction over any of the Tarricones or any of the Tarricones' properties or assets.

        (c) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending against any of the Tarricones which could reasonably be expected to result in any material adverse change in the financial condition of any of the Tarricones, or which could reasonably be expected to materially and adversely affect the transactions contemplated by this Agreement.

        (d) Each of the Tarricones represents and warrants that, as of the date hereof, such person is the record and beneficial holder of the number of Tarricone Options held by such person free and clear of such liens, claims or encumbrances of any kind. The Tarricones covenant and agree that they shall not, directly or indirectly, sell, pledge, give, transfer, assign, encumber or in any way dispose of (collectively, a "Transfer") such number of Tarricone Options (or any interest therein) as the Tarricones would be required to hold from time to time in order to comply with their potential obligations under Sections 4(a) and (b) hereof except as may be expressly permitted by this Agreement. Each of the Tarricones represents and warrants that, upon exercise of the Tarricone Options, assuming the payment in full of the exercise price for the shares and the taking by Halstead of all requisite action required by applicable law, the shares of Common Stock to be transferred thereunder will be transferred to the Investor with good and marketable title thereto, free and clear of any liens, claims or encumbrances of any kind.

     7. Representation, Warranties and Covenants of the Investor. The Investor represents and warrants to, and agrees with, Halstead and the Tarricones as follows:

        (a) The Investor is a corporation duly organized, validly existing and in good standing under the laws of Nevis, West Indies and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

        (b) All corporate action on the part of the Investor necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Investor hereunder has been taken, and this Agreement constitutes a valid and legally binding obligation of the Investor enforceable in accordance with its terms.

        (c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with or result in a breach by the Investor of any of the terms or provisions of, or constitute a default under, the Articles of Organization or By-Laws of the Investor, or any indenture, mortgage, deed of trust or other material instrument to which the Investor is a party or by which it or any of its properties or assets are bound, or any applicable decree, judgment or order of any court, federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Investor or any of its properties or assets.

        (d) The Investor shall not effect a Transfer of any of the Investor Shares, the Conversion Shares, the Tarricone Options, the Option Shares, the Dividend Shares or the Note (or any interest therein) except as may be expressly permitted by this Agreement. Notwithstanding the general prohibition on Transfer, the Investor may transfer the Investor Shares, the Conversion Shares, the Tarricone Options, the Dividend Shares or the Note to an Affiliate (as hereinafter defined) of the Investor that is reasonably acceptable to Halstead, provided that any such transferee, as a condition to such Transfer, agrees to be bound by the terms and conditions of this Agreement; and provided further, that Halstead shall not transfer on its books any certificates for the Investor Shares, the Conversion Shares, the Option Shares, the Dividend Shares or Note nor issue any certificate in lieu of the Investor Shares, the Conversion Shares, the Option Shares, the Dividend Shares or Note unless, in the reasonable opinion of counsel to Halstead, there has been compliance with all of the material conditions hereof affecting the Investor Shares or the Conversion Shares, the Option Shares, the Dividend Shares or the Note, and any such attempted Transfer in violation of this Agreement shall be void and of no effect. For purposes of this Agreement, the term "Affiliate" shall have the meaning set forth in Section 405 of the Securities Act, except that the term "control" as set forth in such definition shall mean the ownership of more than 50% of the voting securities of such person or the contractual power to direct the business of such person.

        (e) The Investor acknowledges that the Investor Shares, Conversion Shares, the Dividend Shares and the Note have not been registered under the Securities Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless the securities are subsequently registered under the Securities Act and under the applicable securities laws of such states or unless an exemption from such registration, whether pursuant to Rule 144 under the Securities Act or otherwise, is available in the opinion of counsel for the holder, which counsel and opinion are reasonably satisfactory to counsel for Halstead. The Investor is acquiring and will be acquiring the Note, the Conversion Shares, the Tarricone Options, the Option Shares or the Dividend Shares for the Investor's own account, for investment and not with a view to resale or distribution except in compliance with the Securities Act. The Investor hereby agrees that the following legends shall be inscribed on all certificates representing the Shares, the Note and the Conversion Shares:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND CANNOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR APPLICABLE STATES SECURITIES ACT WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR HALSTEAD, IS AVAILABLE.

     THE SHARES REPRESENTED HEREBY ARE ALSO SUBJECT TO A RESTRUCTURING AGREEMENT, DATED SEPTEMBER 24, 1997, BY AND AMONG HALSTEAD ENERGY CORP., INFINITY INVESTORS LIMITED, CLAIRE E. TARRICONE, ANTHONY J. TARRICONE AND JOSEPH A. TARRICONE, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF HALSTEAD, AND ANY SALE, PLEDGE, GIFT, TRANSFER, ASSIGNMENT, ENCUMBRANCE OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IN VIOLATION OF SAID AGREEMENT SHALL BE VOID AND OF NO EFFECT."

        (f) The Investor is an accredited investor within the meaning of the rules and regulations promulgated under the Securities Act.

        (g) The Investor is not relying on Halstead with respect to the tax and other economic considerations of an investment in securities issued pursuant to this Agreement, and the Investor has relied on the advice of, or has consulted with, only the Investor's own advisor(s).

        (h) The Investor hereby authorizes Halstead to file the amended Certificate of Designation described in Sections 4(a) and 4(b) immediately after the required portion of the Tarricone Options is transferred to the Investor, HW Finance or their designees pursuant to the terms of Section 4.

     8. Confidentiality. Each of the parties hereto hereby acknowledges that it is aware, and agrees that it will advise the Permitted Persons (as defined below), that federal and state securities laws prohibit certain persons who possess material, non-public information concerning an issuer subject to the reporting requirements of the Exchange Act from purchasing or selling securities of such issuer or from communicating such information to any other person under the circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and agrees that it will not engage, and that it will cause all Permitted Persons not to engage, in any such activities. Without the prior written consent of Halstead, neither HW Partners, L.P., HW Finance, L.L.C., the Investor nor any of their respective officers, directors, employees, agents or representatives will use any non-public, proprietary or confidential information of or concerning Halstead or disclose the terms hereof other than as required by applicable law or legal process, nor will any of such information be disclosed to any person or entity that is not a Permitted Person. For purposes of this Agreement, the term "Permitted Persons" will mean Halstead, HW Partners, L.P., HW Finance, L.L.C., the Investor and the respective directors, officers, employees, advisors, lenders and representatives of such entity who need to know such information in connection with the transactions contemplated by this Agreement.

     9. Miscellaneous.

        (a) This Agreement, together with all Exhibits, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or between any of them with respect to the transactions contemplated hereby.

        (b) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect unless such enforceability causes this Agreement to fail in its essential purpose.

        (c) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made as of the date delivered or mailed if delivered in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

                           if to Halstead at:

                                    Halstead Energy Corp.
                                    33 Hubbells Drive
                                    Mt. Kisco, New York
                                    Telecopy No. (914) 666-3203
                                    Attn:  President and General Counsel

                           if to the Tarricones, to them at:

                                    c/o Claire E. Tarricone
                                    205 Beverly Road
                                    Scarsdale, NY 10583

                           with a copy to:

                                    Piper & Marbury L.L.P.
                                    1251 Avenue of the Americas
                                    New York, New York 10020
                                    Telecopy No. (212) 835-6001
                                    Attention: Paul J. Pollock, Esq.

                           if to the Investor, to it at:

                                    38 Hertford Street
                                    London, England W1Y 7TG
                                    Attn: James A. Loughram, Esq.

                           with a copy to:

                                    H.W. Partners, L.P.
                                    1601 Elm Street
                                    4000 Thanksgiving Tower
                                    Dallas, TX 75201
                                    Telecopy:  (214) 720-1662
                                    Attn: Stuart Chasanoff, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

        (d) This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to principles of conflicts of law).

        (e) The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        (f) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, its successors and assigns.

        (g) This Agreement may be executed by facsimile signature and in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the day and year first above written.


                                  HALSTEAD ENERGY CORP.


                                  By:   /s/ Claire E. Tarricone
                                     ----------------------------------------
                                     Claire E. Tarricone
                                     President and Chief Executive Officer


                                 INFINITY INVESTORS LIMITED


                                  By:   /s/ James A. Loughran
                                     ----------------------------------------
                                     Name: James A. Loughran
                                     Title: Director


                                    /s/ Claire E. Tarricone
                                  -------------------------------------------
                                  Claire E. Tarricone


                                    /s/ Anthony J. Tarricone
                                  -------------------------------------------
                                  Anthony J. Tarricone


                                    /s/ Joseph A. Tarricone
                                  -------------------------------------------
                                  Joseph A. Tarricone

                                    ANNEX A

                         REGISTRATION STATEMENT INSERTS

                            [PROSPECTUS COVER PAGE]

     The shares of common stock, par value $.001 per share (the "Common Stock"), to which this Prospectus relates (the "Shares") are being offered, from time to time, on behalf of and for the account of certain stockholders (the "Selling Stockholders") of Halstead Energy Corp. (the "Company") as identified herein under "Selling Stockholders." The distribution of the Shares by the Selling Stockholders, or by pledgees, donees, distributees, transferees or other successors in interest, may be affected from time to time by underwriters who may be selected by the Selling Stockholders and/or broker-dealers, in one or more transactions (which may involve crosses and block transactions) on the or other over-the-counter markets or, in special offerings, exchange distributions or secondary distributions pursuant to and in accordance with rules of such over-the-counter markets or exchanges, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company has agreed to indemnify the Selling Stockholders, underwriters who may be selected by the Selling Stockholders and certain other persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Plan of Distribution" and "Selling Stockholders."

     The Company has agreed to pay all expenses of registration in connection with this offering but will not receive any of the proceeds from the sale of the Shares being offered hereby. All brokerage commissions and other similar expenses incurred by the Selling Stockholders will be borne by such Selling Stockholders. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares sold, less the aggregate brokerage commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by the Company.

                                USE OF PROCEEDS

     The Shares being offered hereby are for the account of the Selling Stockholders. Accordingly, the Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. See "Selling Stockholders."

                              SELLING STOCKHOLDERS

     The following table sets forth the name of the Selling Stockholders, the number of shares of Common Stock beneficially held by such Selling Stockholders prior to the commencement of the offering made hereby and THE number of Shares that may be offered by each. The number of Shares that may actually be sold by each of the Selling Stockholders will be determined by each such Selling Stockholder, and may depend upon a number of factors, including, among other things, the market price of the Common Stock. The table below sets forth information as of ____________, concerning the beneficial ownership of Common Stock of each of the Selling

Stockholders. All information concerning beneficial ownership has been furnished by the Selling Stockholders.

----------------------------
 Less than one percent (1%).

     (1) Represents those shares of Common Stock held by the Selling Stockholder, if any, together with those shares that such Selling Stockholder has the right to acquire within 60 days. Each of the Selling Stockholders specifically disclaims beneficial ownership of the shares of Common Stock held (or acquirable upon exercise or conversion of any derivative securities held) by the other Selling Stockholders and, as such, the number of shares of Common Stock represented hereby does not reflect any shares of Common Stock beneficially owned by any other Selling Stockholder.

     (2) The percentages indicated are based on ______ shares of Common Stock issued and outstanding as of 199_.

     (3) Because each of the Selling Stockholders may sell all, some or none of the Shares that each holds, and because the offering contemplated by this Prospectus is not now a "firm commitment" underwritten offering, no estimate can be given as to the number of Shares that will be held by each of the Selling Stockholders upon or prior to termination of this offering. See "Plan of Distribution."

     The Selling Stockholders identified above may have sold, transferred or otherwise disposed of all or a portion of their Shares since the date on which they provided the information regarding their Common Stock in transactions exempt from the registration requirements of the Securities Act. Additional information concerning the above listed Selling Stockholders may be set forth from time to time in prospectus supplements to this Prospectus. See "Plan of Distribution."

     Pursuant to the terms of that certain Restructuring Agreement dated September 24, 1997 (the "Restructuring Agreement"), the Company has agreed to file the Registration Statement to which this Prospectus forms a part for the purpose of registering the potential resale of the Shares and to maintain the effectiveness of such Registration Statement until [OR UNTIL THE SHARES HAVE OTHERWISE ARE AVAILABLE FOR RESALE PURSUANT TO RULE 144(k) PROMULGATED UNDER THE SECURITIES ACT], in each case, as contemplated by a certain Restructuring Agreement dated September 24, 1997 by and among the Company, Infinity Investors Limited, Claire E. Tarricone, Anthony J. Tarricone and Joseph A. Tarricone (the "Restructuring Agreement). In addition, the Company and the Selling Stockholders agreed to indemnify each other and certain affiliated parties from and against any losses or claims arising out of, among other things, (1) any alleged untrue statement of a material fact or (2) any material omission contained or referred to in the Registration Statement. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company, pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. All of the registration and filing fees, printing expenses, blue sky fees, if any, fees and disbursements of counsel for the Company, and certain fees and disbursements of one counsel for the Selling Stockholders will be paid by the Company; provided, however, that fees and disbursements of experts and counsel retained by the Selling Stockholders and any underwriting discounts and selling commissions will be borne by the Selling Stockholders.

     Except as specifically set forth herein, none of the Selling Stockholders has, or within the past three years has had, any position, office or other material relationship with the Company or any of its predecessors or affiliates.

                              PLAN OF DISTRIBUTION

     Sales of the Shares may be made from time to time by the Selling Stockholders, or, subject to applicable law, by pledgees, donees, distributees, transferees or other successors in interest. Such sales may be made on the ____________________, in another over-the-counter market, on a national securities exchange (any of which may involve crosses and block transactions), in privately negotiated transactions or otherwise or in a combination of such transactions at prices and at terms then prevailing or at prices related to the then current market price, or at privately negotiated prices. In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Section 4(1) of the Securities Act or Rule 144 promulgated thereunder may be sold under such provisions rather than pursuant to this Prospectus. Without limiting the generality of the foregoing, the Shares may be sold in one or more of the following types of transactions: (a) a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate in the resales.

     In addition, the Shares are subject to a certain Option Agreement dated September 24, 1997 between the Selling Stockholders and ___________. Accordingly, all or a substantial portion of the Shares may be transferred to
__________.

     In connection with distributions of the Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Shares registered hereunder in the course of hedging the positions they assume with Selling Stockholders. The Selling





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

Stockholders may also sell Shares short and deliver the Shares to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Shares registered hereunder, which the broker-dealer may resell pursuant to this Prospectus.

     The Selling Stockholders may also pledge the Shares registered hereunder to a broker or dealer and upon a default, the broker or dealer may effect sales of the pledged Shares pursuant to this Prospectus.

     Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Stockholders in amounts to be negotiated in connection with the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

     Information as to whether underwriters who may be selected by the Selling Stockholders, or any other broker-dealers, is acting as principal or agent for the Selling Stockholders, the compensation to be received by underwriters who may be selected by the Selling Stockholders, or any broker-dealer, acting as principal or agent for the Selling Stockholders and the compensation to be received by other broker-dealers, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this Prospectus (the "Prospectus Supplement"). Any dealer or broker participating in any distribution of the Shares may be required to deliver a copy of this Prospectus, including the Prospectus Supplement, if any, to any person who purchases any of the Shares from or through such dealer or broker.

     The Company has advised the Selling Stockholders that during such time as they may be engaged in a distribution of the Shares included herein they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes any selling shareholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the Common Stock.

     It is anticipated that the Selling Stockholders will offer all of the Shares for sale. Further, because it is possible that a significant number of Shares could be sold at the same time hereunder, such sales, or the possibility thereof, may have a depressive effect on the market price of the Company's Common Stock.



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